Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION TO SELL MAJORITY OF ITS AIRCRAFT LEASING BUSINESS
     CHICAGO, September 28 - GATX Corporation (NYSE:GMT) today announced that it has signed a definitive agreement to sell the majority of its aircraft leasing business to a consortium of investors including Macquarie Bank and affiliated investment funds of Och Ziff Capital Management Group. The transaction is expected to close by year end.
     The consortium, Macquarie Aircraft Leasing Limited (MALL), will acquire GATX’s wholly owned aircraft and will seek to acquire assets within the aircraft leasing joint ventures managed by GATX. GATX anticipates that the majority of the employees at its aircraft leasing business will accompany the assets to MALL.
     The air assets subject to the agreement with MALL, including GATX’s joint venture investments, total approximately $1.5 billion in net book value, or 21% of GATX’s total assets. The sale will result in an after-tax charge in the range of $50 — 70 million to be taken by GATX in the third quarter. After the required prepayment of air-specific debt and taxes, GATX expects cash proceeds from the sale, assuming all assets contemplated in the transaction are sold, to be approximately $500 million. GATX will determine the use of those proceeds upon completion of the transaction.
     Brian A. Kenney, president and CEO of GATX Corporation, stated, “GATX has been in the commercial aircraft leasing business since 1968, building a valuable operating lease platform and portfolio of aircraft. We believe that the sale of this platform to MALL will enable GATX to realize greater value for our shareholders than we could realize from continuing to own the business, and will position GATX to pursue opportunities in our higher return rail and specialty businesses.”
     The sale is subject to customary closing conditions, third-party consents and regulatory approvals.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, IL since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

FORWARD LOOKING STATEMENTS
     Certain statements may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to general economic conditions; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s or GATX Financial Corporation’s credit ratings; dynamics affecting companies within the markets served by GATX; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the outcome of pending or threatened litigation and general market conditions in the rail, air, marine and other large-ticket industries. Other factors and unanticipated events could adversely affect our business operations and financial performance. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including our Annual Report on Form 10-K/A. These risks, uncertainties and other factors should be carefully considered in evaluating the forward-looking statements. The forward-looking statements included in this presentation are made only as of the date of this presentation, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
Rhonda S. Johnson
Director, Investor Relations
GATX Corporation
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(09/28/06)